UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2024

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Blvd., Suite 210
Tampa, Florida 33609
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 6, 2023, Odyssey Marine Exploration, Inc. (“Odyssey”) entered into a Note and Warrant Purchase Agreement with an institutional investor (the “Initial Investor”) pursuant to which Odyssey issued and sold to the Initial Investor a promissory note in the original principal amount of $14.0 million (the “Initial Note”) and a Warrant to Purchase Common Stock (the “Initial Warrant”). Under the terms of the Initial Note, all indebtedness thereunder was to become due and payable on September 6, 2024. The Initial Investor thereafter assigned a portion of the interests in the Initial Note and the Initial Warrant to a limited number of other parties (together with the Initial Holder, the “Current Holders”).

On September 5, 2024, Odyssey and the Current Holders entered into separate amendments pursuant to which the maturity date of all the indebtedness originally represented by the Initial Note was extended from September 6, 2024, to December 6, 2024. In connection with the amendments, Odyssey also agreed to repay an aggregate amount of $3.0 million of the principal outstanding to the Current Holders on or prior to September 6, 2024.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

  Not applicable.

(b)	Pro Forma Financial Information.

  Not applicable.

(c)	Shell Company Transactions.

  Not applicable.

(d)	Exhibits.

  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: September 6, 2024	By:	/s/ Mark D. Gordon
Mark D. Gordon
Chairman and Chief Executive Officer